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CUSIP No. 013716105


                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

                              Dated October 5, 2000


        We, the undersigned, hereby express our agreement that the attached
Schedule 13D is, and any future amendments thereto may be, filed by BZ Group Holding Limited, Spezialitaeten Vision AG or Stillhalter Vision AG on behalf of each of us.


BZ GROUP HOLDING LIMITED,
a Swiss corporation



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
            /s/ Kurt Schiltknecht                               /s/ Ralph Stadler
--------------------------------------------       -------------------------------------------
By:   Kurt Schiltknecht                            By:  Ralph Stadler
Its:  Director                                     Its: Secretary and General Counsel


SPEZIALITAETEN VISION AG,
a Swiss corporation




            /s/ Kurt Schiltknecht                               /s/ Ralph Stadler
--------------------------------------------       -------------------------------------------
By:   Kurt Schiltknecht                            By:  Ralph Stadler
Its:  General Manager                              Its: Secretary


STILLHALTER VISION AG,
a Swiss corporation




            /s/ Kurt Schiltknecht                               /s/ Ralph Stadler
--------------------------------------------       -------------------------------------------
By:   Kurt Schiltknecht                            By:  Ralph Stadler
Its:  Director                                     Its: Secretary
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